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                                                                    Exhibit 10.2

        CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                SUPPLY AGREEMENT


     This Agreement made this 18th day of September, 2000 ("Effective Date") by and between Toray Composites (America) Inc., a Washington corporation, with offices located at 19002 50th Avenue East, Tacoma Washington ("Seller") and Q Power, Inc., a Delaware corporation, with offices located at 535 Westgate Drive, Napa California ("Buyer") collectively known as the ("Parties").

                                WITNESSETH THAT:

     WHEREAS, Seller is in the business inter alia of designing, manufacturing and selling composite flywheel rims; and

     WHEREAS, Buyer requires a composite rim supplier having the technical capability of and willingness to manufacture composite rims for Buyer's flywheel systems and

     WHEREAS, Seller has the technical capability and facilities for producing [**] (the Product) for Buyer;

     WHEREAS, Seller and Buyer desire that Seller will supply only the Buyer with the Product, and Seller desires that Buyer will procure the Product only from Seller on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, and representations herein contained, the Parties agree as follows:

1.   Qualification of Product.

     Buyer and Seller shall cooperate in the performance of certain qualification tests to demonstrate the capability of Seller's composite rims to meet Buyer's performance requirements as set forth in a performance specification yet to be written. Buyer shall be responsible for all costs of testing and approval, under terms to be mutually agreed and defined in a purchase order from Buyer.

2.   Exclusive Purchase of Buyer's Requirements.

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     Buyer agrees to purchase the Product only from Seller, and that Buyer will not purchase the Product for use in Buyer's flywheel systems except from Seller as long as the exclusive supply arrangement in Article 3 remains in effect.

3.   Exclusive Supply of Buyer's Requirements.

     Seller agrees to sell the Product exclusively to Buyer, and that Seller will not sell the Product during the term of this Agreement, or as extended, except to Buyer.

4.   Manufacture by Buyer.

     a) Seller shall be the exclusive manufacturer of the Product purchased by Buyer as set forth above. However, Buyer shall have the right to manufacture the Product or have others manufacture the Product for Buyer in the event that

           i)     Seller dissolves, or terminates its operations, or

           ii) Seller is unable to supply the Product meeting performance requirements, on time and of acceptable quality per mutually agreed quality assurance standards;

           iii)   Seller is unable to sell [**] as specified [**]

     b) If Seller fails to supply the Product as set forth in paragraph a) above, Buyer will notify Seller in writing of the failure and Seller will have 10 working days to define a mutually acceptable cure. Should Seller be unable to cure, or unwilling to supply the Product, Buyer shall have the right to make, have made, modify and sell the Product, as original and replacement elements of Buyer's flywheel systems.

5.   Notices.

     All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or mailed first class, postage prepaid, by registered, certified or express mail, or other express delivery service as follows:

     If to Seller:

     Tetsuyuki Kyono, Director
     Composites Development Center
     Toray Composites (America) Inc.
     19002 50th Avenue East
     Tacoma, WA 98446

     If to Buyer:

     Dr. Christopher W. Gabrys, President
     Q Power, Inc.



[**] = Confidential treatment requested for redacted portion.

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     535 Westgate Drive
     Napa, CA 94558

6.   Limitations of Liability.

     In no event shall either Party be liable to the other for special incidental, punitive or consequential damages arising out of or related to this Agreement, its termination or expiration, or the manufacture, sale, delivery, resale, or use of the Product covered by this Agreement. This limitation applies regardless of whether the damages or other relief are sought based on breach of warranty, breach of contract, negligence, strict liability in tort, or any other legal or equitable theory. This limitation does not apply to direct damages caused by breach of a material obligation under this Agreement or to claims for personal injury by a third Party.

7.   Governing Law.

     The rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the substantive law in force in the State of Washington without recourse to other laws or conflicts of laws.

8.   Enforceability.

     In the event any part or parts of this Agreement are found to be invalid, illegal or unenforceable in any respect, the remaining provisions shall nevertheless be binding and shall in no way be affected or impaired.

9.   Sole Understanding.

     This Agreement is the entire and sole understanding of the Parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, discussions and other communications, whether oral or written.

10.  Term of Agreement.

     This Agreement shall remain in force, unless altered or cancelled in writing by mutual consent of both Parties or as otherwise provided herein, until the second (2nd) year anniversary of the Effective Date. This agreement can be extended by consent of both Parties.

11.  Assignment.

     Neither Party shall assign, transfer or convey, this Agreement or any rights or obligations hereunder or attempt to do any of the foregoing, without the express prior written consent of the other, except as otherwise provided herein.

12.  Successors and Assigns.



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     This Agreement shall be binding upon and inure to the benefit of the
Parties hereto and their permitted successors and assigns.

13.  Understanding and Support.

     Seller understands that Buyer intends to sell flywheel systems and agrees this is outside of the business interests of Seller. Buyer agrees to not manufacture composite flywheel rims for its own use or the use of others, except as otherwise provided herein. Seller agrees to support Buyer in its efforts to commercialize flywheel systems by supplying the Product and will not make any financial or other demands of Buyer in its efforts to exploit the flywheel energy storage business. Buyer will likewise not make any financial or other demands of seller.

14.  Rights to Other Technologies.

     Rights to technologies developed by Buyer apart from this agreement [**] for benefit of Buyer's flywheel systems are the sole property of Buyer. Seller releases all claims to said technologies. Buyer shall not make any claims upon Seller regarding any filament winding technologies developed by Seller in the course of this agreement, or outside this agreement.

15.  Entities.

     Buyer and Seller are completely independent entities. Neither Party is in any way operating under the control of, or for the benefit of the other.

     IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement.


     Q Power, Inc.                              Toray Composites (America) Inc.

     By: /s/ Christopher W Gabrys               By: /s/ Ken Nishikawa
         ------------------------                   ---------------------------
     Name Typed: Chris Gabrys                   Name Typed: Ken Nishikawa
                 ----------------                           -------------------
     Title: President                           Title: President
            ---------------------                      ------------------------
     Date: September 18, 2000                   Date: September 18, 2000
           ----------------------                     -------------------------


[**] = Confidential treatment requested for redacted portion.